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WWW.HFROCONVERSION.COM

HFRO CONVERSION PROPOSAL

Overview of proposal to convert HFRO into a publicly traded Diversified Holding Company

FINANCIAL PROFESSIONAL USE ONLY

HIGHLAND INCOME FUND (NYSE:HFRO) | JULY 2021

The proposed conversion of HFRO to a diversified holding company is contingent upon an affirmative shareholder vote, regulatory approval, and the ability to reconfigure HFRO’s portfolio such that it is no longer an investment company for purposes of the Investment Company Act of 1940 (the “1940 Act”). The conversion process could take approximately 24 months; and there can be no assurance that conversion of HFRO to a diversified holding company will be completed, improve HFRO’s performance or reduce the common share discount to net asset value (“NAV”). In addition, actions taken in connection with the proposed conversion may adversely affect the financial condition, yield on investment, results of operations, cash flow, per share trading price of our securities, ability to satisfy debt service obligations, if any, and to make cash distributions to shareholders. Whether HFRO remains a registered investment company or converts to a diversified holding company, an investment in HFRO’s securities, like an investment in any other public company, is subject to investment risk, including the possible loss of investment. For a discussion of certain other risks relating to our conversion to a holding company, see “Implementation of the Business Change Proposal and Related Risks” and “Appendix B: Risks Associated with the Business Change Proposal” in the proxy statement. This presentation document contains forward-looking statements. These statements reflect the current views of management with respect to future events and financial performance. Forward-looking statements can be identified by words such as “anticipate”, “expect”, “could,” “may”, “potential”, “will”, “ability,” “targets,” “believe,” “likely,” “assumes,” “ensuring,” “available,” “optionality,” “viability,” “maintain,” “consistent,” “pace,” “should,” “emerging,” “driving,” “looking to,” and similar statements of a future or forward-looking nature. Forward-looking statements address matters that involve risks and uncertainties. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance in difference economic and market cycles. There can be no assurance that similar performance will be experienced. Additional risks and disclosures can be found on Slides 40-43 of this presentation. V OTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the proxy card. 3. Sign, date. and return the proxy card in the envelope provided. V OTE ONLINE 1. Read the proxy statement and have the proxy card at hand. 2. Go to www.proxyvotenow.com/HIF 3. Follow the simple instructions. V OTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free 855-405-5506 3. Follow the simple instructions. Access the latest information on the conversion on the proposal website at: WWW . H F R OC ONV ER S I ON . CO M

EXECUTIVE SUMMARY

PROPOSAL SUMMARY

Highland Capital Management Fund Advisors, L.P. (the "Adviser" or "we") proposes converting the Highland Income Fund ("HFRO") from a registered closed-end investment company to a publicly traded diversified holding company (the "Holding Company").

The Holding Company would primarily pursue controlling interests—and, to a lesser extent, minority interests—in companies and other assets in four core sectors/focus areas where the Adviser has relevant expertise.[1]

KEY PROPOSAL FEATURES

The proposal includes features designed to provide price stability and shareholder support throughout the conversion process, including a formulaic buyback program and additional share purchases from management.[2]

CONVERSION BENEFITS

The conversion is intended to provide several key benefits. We believe the conversion will:

- Better position HFRO in the current/future environment, enabling HFRO to transition to assets with stronger growth prospects and where the Adviser can apply its resources and expertise to unlock value;
- Strengthen the alignment between the vehicle structure and strategy, allowing HFRO to fully leverage the Adviser's platform;
- Promote transparency and understanding of the portfolio through periodic reporting, earnings calls, etc.; and
- Offer the potential for HFRO to trade at a premium to book value in line with comparable diversified holding companies, which historically have traded at a premium, while closed-end funds have historically traded at a discount to net asset value ("NAV").

BOARD SUPPORT

HFRO's board of trustees, together with the Adviser, believes the proposal to convert HFRO to a diversified holding company (the "Conversion Proposal") would benefit HFRO and its shareholders.

(1) The Holding Company would pursue minority interests consistent with maintaining exclusion from investment company status. (2) See the proxy statement for information on the buyback program and additional share purchases from management.

KEY DATES

June 14, 2021
Record Date

August 20, 2021
Special Shareholder Meeting

2H 2022
Conversion Completion
(Estimate)

3

PROPOSAL HIGHLIGHTS

- We believe that it is an opportune time to pursue this transaction as **current conditions can help ensure an efficient conversion process.**
- The proposed conversion is intended to provide a **more efficient structure for HFRO** to pursue opportunities that we believe have strong return potential.
- Upon shareholder approval, we would transition the portfolio to that of a diversified holding company; while many qualifying holdings would remain in the portfolio, the transition would **continue the shift away from credit toward more growth-oriented assets.**

BENEFITS	OPPORTUNITIES	KEY FEATURES
▪ The conversion should **position HFRO favorably in the current/future market environment**, providing a structure under which we can seek to leverage the scope and scale of the Adviser's platform to unlock potential value in the current portfolio and pursue a wide universe of opportunities.	▪ The Adviser is committed to **maintaining competitive fee structure** as a holding company, providing shareholders with access to unique acquisition opportunities at an expense level below the peer group average.[2]	▪ HFRO has committed to a **formulaic 10b5-1 buyback program** supplemented by **additional share purchases** from management to support the conversion process.[3]
▪ The conversion has the potential to help HFRO **trade at a premium to book value**, in line with comparable diversified holding companies.[1]	▪ HFRO can apply available tax loss carryforwards as a holding company to **potentially offset future tax gains.**	▪ The Adviser intends to **maintain the current dividend** for common shares through Jan. 31, 2022.

(1) Sources and disclosures on Slide 41. (2) Information on holding company peer group on Slide 41. (3) See the proxy statement for information on the buyback program and additional share purchase commitments.

4

C ONT E NT S I. CONVERSION BENEFITS & OPPORTUNITIES 6 Market Outlook & Opportunity 8 Performance & Peer Group 11 Expenses & Tax Efficiencies 13 II. PROPOSAL BACKGROUND & KEY FEATURES 15 Why Now: Factors Driving Conversion Timing 16 Key Proposal Features (Buyback Plan, Shareholder Support) 20 III. HOLDING COMPANY STRATEGY 21 Sector/Strategy Focus Areas 22 Portfolio Construction 23 Strategy Highlight: Public/Private Market Dynamics 24 IV. CAPABILITIES & EXPERIENCE 25 Relevant Expertise 26 Current Portfolio 28 V. APPENDIX 29 Current Portfolio: Top Holdings 30 Holding Company Management Team 37 Conversion Timeline 38 Update on Credit Suisse Litigation 39 VI. RISK, DISCLOSURES, AND NOTES 40

I. BENEFITS & OPPORTUNITIES

Benefits of the Diversified Holding Company Structure and Opportunities for HFRO

FINANCIAL PROFESSIONAL USE ONLY 6

DIVERSIFIED HOLDING COMPANY BENEFITS AND OPPORTUNITIES FOR HFRO

Operating HFRO as a publicly traded diversified holding company provides several advantages that can benefit shareholders.

MARKET OUTLOOK & OPPORTUNITY

✓ Transitions to more favorable assets

Supports ongoing transition away from credit (where high-yield spreads are at an all-time low) into companies we believe have strong growth potential—and thus better potential for shareholder returns

✓ Expands universe of opportunities

Allows HFRO to capture a wider net of opportunities, including those created by inefficiencies in the public and private capital markets

✓ Bridges public/private markets

Positions HFRO favorably between public and private markets, facilitating equity investments in private companies—an area that has demonstrated strong performance over the long term—while also providing flexibility to navigate areas of public and private market convergence

PERFORMANCE & PEER GROUP

✓ Aligns structure and strategy

The holding company structure is well suited for the business strategy, removing limitations and inefficiencies that can exist under the 1940 Act structure in order to unlock potential growth and maximize value

✓ Provides potential to trade at a premium to book value

Diversified holding companies with similar business models have historically traded at a premium to book value (while CEFs have historically traded at a discount to NAV)[1]

✓ Promotes transparency

Diversified holding company management teams typically host quarterly earnings calls and publish detailed financial results

EXPENSES & TAX EFFICIENCIES

✓ Provides access to diversified holding company at expense level significantly below peer group average

Proposal includes first-year expense cap of 1.15%[2]; offers SG&A expenses significantly below public competitors and seeks to maintain competitive expense level over long term[3]

✓ Offers effective applications of tax loss carryforwards

Un-expiring capital loss carryforwards can be used to offset capital gains, if any, generated by Holding Company

No assurance can be given that the Holding Company will achieve its objectives. (1) Sources and disclosures on Slide 12. (2) The Adviser has agreed to a total expense cap of 1.15% of total assets of the Fund on management fees, administrative and shared services fees and other corporate operating expenses for the twelve-month period following the Company's receipt of the Deregistration Order. See the proxy statement for additional details on the expense cap and other information on fees and expenses. (3) SG&A expenses refer to Selling, General & Administrative expenses, which include corporate operating expenses, service fees, and management compensation. Information on companies included as public competitors on Slide 41.

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MARKET OUTLOOK & OPPORTUNITY

POOR LANDSCAPE FOR CREDIT

BENEFITS & OPPORTUNITIES

✓ Transitions to more favorable assets

CS LEVERAGED LOAN INDEX – YTM & SPREAD[1]


18
16
14
12
10
8
6
4
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Yields on floating rate loans are at all-time lows

The conversion allows HFRO to continue to transition away from high-yield credit and into assets with stronger growth potential

(1) As of 03/31/2021. Credit Suisse (CS) Leveraged Loan Index is designed to mirror the investable universe of the $US-denominated leveraged loan market. The index inception is January 1992. Total return of the index is the sum of three components: principal, interest, and reinvestment return. The cumulative return assumes that coupon payments are reinvested into the index at the beginning of each period. Unlike HFRO, the index is not an investment, does not incur fees or expenses, and is not professionally managed. It is not possible to invest directly in the index.

8

MARKET OUTLOOK & OPPORTUNITY

PUBLIC/PRIVATE MARKET DYNAMICS

BENEFITS & OPPORTUNITIES

✓ Expands universe of opportunities
✓ Bridges public/private markets

Private company equity strategies have outperformed public company equities over various time periods

The conversion facilitates access to companies that are not public

The Holding Company would also have more flexibility to capture opportunities around shifting dynamics in public and private markets, such as:

- assets transitioning to public markets;
- consolidation opportunities; and
- take-private situations

PERFORMANCE OF PRIVATE COMPANY EQUITIES VS S&P 500 (HORIZON IRR)[1]



Private Company Equities
S&P 500
18.0%
15.2%
15.1%
12.3%
14.8%
14.2%
15.5%
13.7%
12.9%
9.2%
11.9%
6.4%
1-YR
3-YR
5-YR
10-YR
15-YR
20-YR

(1) Source: Pitchbook Data, Inc. ("Pitchbook"), as of 09/30/2020. Horizon internal rate of return ("IRR") is a capital-weighted pooled calculation that shows the IRR for a certain range in time. S&P 500 index values are total return compound annual growth rates ("CAGRs"). "Private Company Equities" is represented by Pitchbook's Private Equity return data, which includes the following strategies: buyout, growth/expansion, mezzanine, restructuring/turnaround, and diversified private equity. Private Equity return data is primarily composed of individual LP reports net of fees and carry.

9

M A R K E T OU T LOOK & OP P OR T U NI T Y C H A NG I NG C O M P O S I T I O N O F P U B L I C M A R K E T Sïƒ¼ The composition of public markets has changed over the last two decades, as companies gravitate toward private markets to fund growth. N U M B E R O F L I S T E D U . S . C O M P A N I E S A N D A G G R E G A T E M A R K E T C A P I T A L I Z A T I O N ( 1 9 8 0—20 18 ) 1 B E N E F I T S & O P P O R T U N I T I E S Expands universe of opportunities Bridges public/private markets -45% The number of listed U.S. companies has declined by more than 45% since its 1996 peak. +258% Meanwhile the market cap of listed companies increased by over 258% in that time. The conversion expands HFRO’s ability to pursue opportunities in private companies that are seeking capital outside public markets (1) World Federation of Exchanges database as of 12/31/2018. Listed domestic companies, including foreign companies which are exclusively listed, are those which have shares listed on an exchange at the legal end of status, the year. are excluded. Investment Afunds, company unit with trusts, several andclasses companies of shares whoseisonly counted business once.goal Only iscompanies to hold shares admitted of other to listing listedon companies, the exchange such are asincluded. holding companies Market capitalization and investment is thecompanies, share priceregardless times the number of their of shares outstanding (including theirseveral classes) forlisted domestic companies.

PERFORMANCE & PEER GROUP

STRUCTURAL ADVANTAGES

BENEFITS & OPPORTUNITIES

✓ Aligns structure and strategy

BENEFITS OF A HOLDING COMPANY STRUCTURE

Maximizes platform's scope/scale

Centralized functions can support individual subsidiaries and reduce subsidiaries'—and the collective enterprise's—operating costs, helping create value

Expands acquisition universe

The holding company structure expands the universe of potential acquisition targets from those available under the current registered fund structure

Enhances portfolio transparency

Holding companies share portfolio-level information via 1934 Act periodic reporting and provide other communications like quarterly earnings calls

Provides efficient access to capital

The structure can lower subsidiaries' costs of capital, as the holding company can secure a loan and distribute funds to subsidiaries

The publicly traded diversified holding company structure can be more congruous with the business/investment strategy than the current registered fund structure.

11

PERFORMANCE & PEER GROUP

BOOK VALUE GROWTH

BENEFITS & OPPORTUNITIES

✓ **Provides potential to trade at a premium to book value**

TOTAL BOOK VALUE/SHARE GROWTH (INCLUDING DIVIDENDS, INDEXED TO 100)[1]


HFRO
Peer CEFs
Diversified Holding Companies
Indexed Total Return
250
230
210
190
170
150
130
110
90
70
50
2015
2016
2017
2018
2019
2020

Comparable diversified holding companies have seen strong BVPS growth over the last five years, outperforming HFRO and its peer closed-end funds

This outperformance has accelerated in the last two years

(1) As of 12/31/2020. Indices are equal-weighted. "Peer CEFs" include: EFF, EVF, JFR, JQC, and VTA. Diversified Holding Companies: CNNE, IEP, and SPLP. The "Peer CEFs" group has been selected by the Adviser on the basis that these funds have investment objectives and policies similar to those of HFRO. See Slide 41 for additional information on components of the various groups.

12

EXPENSES & TAX EFFICIENCIES

INDUSTRY LANDSCAPE

BENEFITS & OPPORTUNITIES

✓ Provides access to diversified holding company at expense level significantly below peer group average

1.15%[1]
Holding Company expense cap during first year of operations

2.3%[2]
Avg. expenses for comparable diversified holding companies

First-year expenses (capped at 1.15%) would be well below the 2.3% average for comparable diversified holding companies

The Holding Company intends for its longer-term expenses to be competitively positioned among its peers

INDUSTRY COMPARABLES[3]

	DVD Yield	Price/Book Ratios				Other Info[4]			
	(%)	1 Year	3 Year	5 Year	10 Year	Mkt Cap ($M)	Volume ($M)	Opex/BV	Opex/Assets
Average	**4.0**	**1.9**	**2.1**	**2.0**	**2.0**	**48,298**	**38.8**	**11.0%**	**2.5%**
HFRO	8.3	0.7	0.9	1.0	1.0	801	3.6	-	-
Diversified Holding Companies*	4.8	1.5	1.5	1.5	1.3	5,759	12.4	6.7%	**2.3%**
Bank Loan CEFs	7.0	0.8	0.9	0.9	0.9	404	1.6	2.7%	1.7%
Insurance Conglomerates*	0.1	1.0	1.2	1.2	1.1	158,309	85.6	3.5%	1.1%
Asset Managers*	2.6	4.2	4.7	4.4	4.6	28,618	54.9	30.3%	4.7%

**Comparable group average. Groups defined in footnotes. Insurance Conglomerates and Asset Managers selected to reflect group with structures/strategies similar to Diversified Holding Companies.*

(1) The Adviser has agreed to a total expense cap of 1.15% of total assets of the Fund on the aggregate amount management fees, administrative and shared services fees, and other corporate operating expenses for the 12-month period following the Company's receipt of the Deregistration Order. See the proxy statement for additional details on the expense cap and other information on fees and expenses. (2) Average expenses calculated as % of total assets. (3) As of 3/31/2021. Diversified Holding Companies: CNNE, IEP, and SPLP. Bank Loan CEFs (Closed-End Funds) is comprised of 22 such funds. Insurance Conglomerates: BRK/A, L, MKL, and Y. Asset Managers: BAM, BSIG, KKR, and RILY. See Slide 41 for additional information on industry comparables. (4) Operating expenses are costs incurred through normal business operations, including payroll, rent, equipment, inventory, marketing, payroll, insurance, and R&D.

13

EXPENSES & TAX EFFICIENCIES

TAX LOSS CARRYFORWARD USE

BENEFITS & OPPORTUNITIES

✓ **Offers effective applications of tax loss carryforwards**

HFRO has capital loss carryforwards and unrealized depreciation on investments that can be used to offset capital gains and minimize the tax burden upon conversion to a Holding Company[1]

$264.7M[2]

HFRO has $264,727,931 in capital loss carryforwards that may be used to offset net capital gains in future tax years.

$361.2M[2]

There is also $361,167,293 in unrealized depreciation on investments held in the portfolio at year end.

(1) Upon conversion to become a diversified holding company, all capital losses will be subject to a 5-year carryforward period, including all capital losses generated as a Regulated Investment Company. Capital Losses may not be used to offset ordinary income. (2) Estimate as audited by Cohen & Company on the 2020 Annual Report. This amount will be finalized once the 2020 Tax Return has been filed.

14

II. PROPOSAL BACKGROUND & KEY FEATURES

Background on the Proposed Transaction and Information on Key Proposal Features

FINANCIAL PROFESSIONAL USE ONLY 15

WHY NOW: KEY REASONS TO PURSUE CONVERSION AT THIS TIME

Positive performance momentum

Recent performance supports the portfolio's shift away from credit, which would continue post-conversion, and should help to minimize volatility throughout the conversion process.

Recent balance sheet improvements

HFRO recently paid off and terminated a credit facility, which strengthens HFRO's balance sheet and provides a strong foundation for the conversion.

Near-term liquidity opportunities in portfolio

Several near-term liquidity opportunities, including the potential monetization of top holdings, would facilitate the transition process and condense the conversion timeline.

Alignment of structure and strategy for long-term growth

We believe converting to a holding company structure now creates a stronger long-term trajectory, enabling HFRO to pursue its maximum growth potential.

Opportunity to broaden investor base

The conversion is a chance to diversify HFRO's ownership, attracting new growth-oriented investors, while retaining current investors who support the Holding Company strategy and recognize the potential.

16

WHY NOW

CURRENT CONDITIONS

Current conditions—created by HFRO's recent performance and improvements to the balance sheet—provide a favorable setup for the conversion.

PERFORMANCE MOMENTUM

HFRO's recent performance:

Provides strong starting point for conversion

Performance momentum puts HFRO in a better position going into the conversion and may help limit volatility during the transition.

Supports shift away from credit

Positive performance follows shift away from credit into assets where the Adviser sees more growth potential—this shift would continue via the conversion, allowing HFRO to pursue a wider universe of growth-oriented opportunities.

BALANCE SHEET IMPROVEMENTS

HFRO's balance sheet improvements:

Offer flexibility and stability

With the repayment of the major credit facility, the current balance sheet provides flexibility to support the portfolio transition and overall conversion process.

Strengthens issuer profile

This significant reduction in leverage also improves the Fund's risk adjusted asset coverage.

Past performance is no guarantee of future results. The rate of return will vary, and the principal value of an investment will fluctuate and shares, if sold, may be worth more or less than their original cost. current performance may be lower or higher than the performance data quoted. Returns are historical and include change in share price and reinvestment of all distributions. Total investment return does not reflect broker sales charges or commissions. All performance information is for common shares of the Trust. See the proxy statement and financial statements for more information before investing.

17

WHY NOW

NEAR-TERM LIQUIDITY OPPORTUNITIES

- **The conversion involves transitioning the portfolio to that of a diversified holding company.**
- **HFRO has several potential liquidity opportunities—both at the portfolio level and within individual holdings—that can facilitate the transition and accelerate the conversion timeline.**

BENEFITS OF MONETIZATION EVENTS/LIQUIDITY OPPORTUNITIES

HFRO's near-term liquidity opportunities:

Facilitate portfolio transition process

Potential near-term liquidity opportunities would simplify this transition process and could accelerate the conversion timeline.

Begin to execute business strategy

In addition to facilitating the conversion process, such liquidity opportunities would provide capital to deploy toward the Holding Company business strategy.

(1) See Slides 30-36 for information on HFRO's top holdings and potential monetization events. (2) No final decision has been made as to whether HFRO will exit in its position in Creek Pine and no assurance can be given as to whether the anticipated terms of the disposition will change between date hereof and the date of disposition. (3) Completion of this transaction is subject to regulatory approvals and other customary closing conditions. Accordingly, there can be no assurance that the transaction will be consummated on the proposed terms or at all.

MONETIZATION EVENTS & LIQUIDITY OPPORTUNITIES

Potential near-term monetization events include:

CREEK PINE RECAPITALIZATION[1,2]

In June 2020, key amendments were made to a wood supply agreement that are expected to:

- increase cash flows from timber sales at market-based prices based on customary pricing mechanisms;
- improve the value and marketability of the property for the long-term; and
- significantly enhance the ability to make opportunistic timberland sales as well as recapitalize the investment.

MGM ACQUISITION[1]

On May 26, 2021, Metro Goldwyn Mayer ("MGM") announced that it had entered into a definitive merger agreement with Amazon under which Amazon will acquire MGM for a purchase price of $8.45bn.[3]

OTHER LIQUIDITY OPPORTUNITIES

In addition to potential monetization events in individual holdings, the overall portfolio allocation includes other viable liquidity opportunities that can be drawn on to advance the transition and ensure an efficient conversion process.

18

WHY NOW

GROWTH TRAJECTORY

We believe the conversion will provide a more efficient structure for HFRO to pursue its full growth potential.

ADVISER'S OUTLOOK:

CURRENT/FUTURE INVESTMENT ENVIRONMENT

- Rates are at historic lows, and inflation expectations are rising in response to the stimulus and central bank accommodations that stemmed from the COVID-19 pandemic. We believe investments in floating-rate and fixed-rate securities driven by the short end of the curve will remain unattractive.
- The ability to deliver excess returns within standard equity and credit markets is limited; meanwhile, opportunities with the most compelling return potential can be challenging to manage within the current fund structure.
- The conversion would provide valuable realignment, creating a structure that is more supportive of a strategy that we believe has greater potential to generate outsized returns.
- We continue to see outsized return potential in private markets, where we can draw on our relationships, research and due diligence, structuring, execution, and operational expertise over a longer-term horizon to capitalize on inefficiencies and unlock value.

VEHICLE OPTIMIZATION

A diversified holding company vehicle:

Facilitates the management of private market assets

We believe a diversified holding company is a more efficient vehicle to manage the assets and carry out the strategy that the Adviser believes have better return potential.

Provides optimal way to access private markets

The holding company vehicle provides an efficient way for shareholders to gain exposure to private market assets.

POTENTIAL TO BROADEN INVESTOR BASE

A diversified holding company structure:

Expands investor universe

Ownership of diversified holding companies spans a wide range of investors, and the potential for index inclusion further expands the investor universe. The conversion provides an opportunity to broaden HFRO's investor base in a way that can promote liquidity and may help the Holding Company to trade at a premium to book value.

No assurance can be given that the Holding Company will achieve its objectives.

19

KEY FEATURES: BUYBACK PLAN AND OTHER SHAREHOLDER SUPPORT

The proposal includes elements designed to provide shareholder support and potential price stability throughout the conversion process.

KEY PROPOSAL FEATURES[1]

FORMULAIC BUYBACK PROGRAM[2]

Monthly 10b5-1 buyback commitment

During each month, HFRO will buy back shares of its common stock if the following conditions are met:

- If more than 250,000 shares trade below $12.00/share on any trading day during the month, HFRO will repurchase $5M in aggregate value of its common shares through the last trading day of the month ("Initial Buyback Trigger").
- If more than 250,000 shares trade below $11.00/share on any trading day during the month, HFRO will repurchase $10M in aggregate value of its common shares through the last trading day of the month ("Secondary Buyback Trigger").
- The buyback program will be effective from the date of shareholder approval through Jan. 31, 2022.

MANAGEMENT SHARE PURCHASES

$10M-$20M of share purchases from management

- Management (either individually or through non-investment company affiliates) will commit to buying between $10M and $20M of HFRO common shares after shareholder approval of the conversion.

PLAN TO MAINTAIN DIVIDEND

Plan to maintain common share distribution rate

- We intend to maintain the dividend on the common shares through Jan. 31, 2022.

Management share purchases augment buyback plan

Management's purchase commitment for HFRO common shares enhances the HFRO buyback program and demonstrates a commitment both to the conversion and to HFRO shareholders.

Liquidity dynamics are favorable—even without these support features

The Fund's full repayment of it credit facility strengthens its ratings profile, which promotes secondary market liquidity.

(1) See the proxy statement for additional information on key proposal features. (2) If the Initial Buyback Trigger is satisfied prior to the Secondary Buyback Trigger, the $10 million buyback obligation under the Secondary Buyback Trigger will supplant the $5 million buyback obligation under the Initial Buyback Trigger. The Company will not repurchase its common shares at price equal to or greater than $12.00 per share, regardless of whether repurchases have been triggered pursuant to either the Initial Buyback Trigger or the Secondary Buyback Trigger.

20

III. HOLDING COMPANY STRATEGY

Highlights of the Holding Company's Planned Business Strategy

FINANCIAL PROFESSIONAL USE ONLY

21

HOLDING COMPANY FOCUS AREAS

CORE SECTORS/STRATEGY[1]

FINANCIAL SERVICES

- Banking
- Insurance/ Reinsurance
- Investment Management
- Distribution
- Broker/Dealer
- Life Settlements

REAL ESTATE

- Multifamily
- Single-family rental
- Storage
- Mortgage
- Hospitality
- Office/industrial

HEALTHCARE

- Pharma/Biotech
- Diagnostics
- Distributors

OPPORTUNISTIC

- Technology
- Industrial/Cyclical
- Media

VERTICALS[2]

EQUITY OF PRIVATE COMPANIES

Focus on control investments within core sectors

NEGOTIATED INVESTMENTS

Pursue various structures/strategies including equity/preferred/debt and pipe/SPAC-like investments in core sectors

CO-INVESTMENTS

Focus on opportunities that offer control investments in core sectors

ACTIVISM

Pursue opportunities/apply strategy with focus on situations within core sectors and/or where Adviser has relevant expertise/resources

No assurance can be given that the Holding Company will achieve its objectives. (1) The Holding Company will aim to commit an estimated 25% of its assets to each of the financial services, real estate, and healthcare sectors, with an additional 25% reserved for opportunistic acquisitions across the economic spectrum; however, this is not a fixed target and operations in any given sector may represent more or less than 25% of assets, depending on the availability and attractiveness of acquisition opportunities, general market conditions, and other relevant factors. The Holding Company may also expand into other industries over time in order to pursues new acquisition opportunities. (2) The Holding Company's core strategy would focus on acquiring control positions in businesses and seeking to drive profit through management and operations that maximize value and promote growth; however, it may participate in other activities outside its core strategy.

22

PORTFOLIO EVOLUTION

The Holding Company would continue the shift of HFRO's portfolio away from credit and toward assets that we believe have more growth potential, focusing on the core sectors/strategy areas.

HFRO PORTFOLIO COMPOSITION[1]



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2017
2020
Targeted (Post-Conversion)
Floating Rate
Healthcare
Financial Services
Real Estate
Opportunistic

(1) 2017 Allocation was 86% Floating Rate, 14% Opportunistic. 2020 Allocation was 26% Floating Rate, 22% Opportunistic, 48% Real Estate, 4% Healthcare.

23

STRATEGY HIGHLIGHT

MARKET DYNAMICS

As part of the business strategy, the Holding Company will seek to capitalize on inefficiencies that arise from public/private market dynamics—pursuing opportunities where we can apply our expertise and resources to unlock potential value.

PUBLIC & PRIVATE MARKET DIFFERENCES

Inefficiencies can arise from key market differences.

	PUBLIC	PRIVATE
Information	READILY AVAILABLE	SCARCE
Liquidity	LIQUID	ILLIQUID
Management	PROFESSIONAL (Maximizes profit, stock price)	OWNER/OPERATOR (Wears multiple hats)
Investor holding period	SHORTER	LONGER
Equity risk premium	LOWER	HIGHER
Access to capital	EFFICIENT	INEFFICIENT
Valuation	HIGHER	LOWER

OUTLOOK & OPPORTUNITY

Markets have evolved, rewarding public investment vehicles that can opportunistically harness private market inefficiencies to pursue private acquisition targets, providing an alternative to an IPO.

We have seen this with private companies in the non-traded REIT space as well as with the proliferation of SPACs.

Shifting dynamics in the public markets have created opportunities to consolidate businesses that have not traded well as a public company, as well as other take-private opportunities.

We have experience sourcing private market opportunities and believe we can continue to do so for the Holding Company through our extensive network of market participants—investment bankers, commercial bankers, consultants, brokers and business relationships—cultivated over the past 25+ years.

24

IV. CAPABILITIES & EXPERIENCE

Capabilities & Experience Relevant to the Holding Company Strategy

FINANCIAL PROFESSIONAL USE ONLY

25

RELEVANT EXPERTISE

We have expertise across the platform and management team relevant to the key areas of the Holding Company Strategy

Capital markets experience

- 3 publicly traded REITs[1]
- Network of dedicated sell-side analyst relationships
- Long-standing relationships with major lending institutions
- Ability to offer financing solutions to optimize portfolios and support complex transactions

Operational infrastructure

- Access to robust back-office infrastructure and other centralized support services

Sector-specific expertise

- Teams/individuals dedicated to target sectors, including real estate, financial services, and healthcare

Network of financial services businesses

Management team and affiliates operate across a financial services network that includes:

- A member FINRA/SIPC broker-dealer
- Institutional, commercial, and mortgage banking operations
- An insurance holding company with operating subsidiaries involved in development, issuance, and management of annuities and other insurance products
- A group of SEC-registered investment advisers and sponsors overseeing a range of public and private investment vehicles

(1) Public REITs managed by affiliates of the Adviser include: NexPoint Residential Trust, Inc. (NXRT); NexPoint Real Estate Finance, Inc. (NREF); and NexPoint Hospitality Trust (NHT)

26

RELEVANT EXPERTISE: ABILITY TO GENERATE GROWTH

Our expertise includes a strong track record of driving growth:

Turning a community bank into a top performing financial institution

- Management team involved in 2004 acquisition of bank with ~$55M in assets
- Grew bank to $9.2B in assets across institutional, commercial, and mortgage banking operations; earned national recognition for performance among similarly sized banks

TOP 20 BEST-PERFORMING U.S. BANKS
Ranked #17 on list of top-performing U.S. banks[1]

TOP 10 EFFICIENCY RATIO
Has sixth-lowest efficiency ratio among top-ranked banks[1]

TOP 5 ROAE
Has fourth-highest return on average tangle common equity among top-ranked banks[1]

Growing book value in first year post-IPO

Launched a publicly traded mortgage REIT in 1Q20 (NYSE:NREF)[2] and generated strong book value per share growth vs. peers in first year

CHANGE IN BOOK VALUE/SHARE IN FIRST YEAR SINCE IPO[3]

NREF	+ 9.9%
Commercial MREIT Average	- 8.8%
Total MREIT Average	- 18.6%
Residential MREIT Average	- 24.7%

Raising assets in a challenging environment

Raised $1.5B in gross assets in 2020 across a range of vehicles despite the challenges created by the COVID-19 pandemic throughout the year

$1.5B
Gross assets raised across platform[4]

Building an insurance platform

Management team and affiliates acquired a life insurance company in 2019 and established a group of complementary businesses to develop and distribute retirement products and manage underlying investments

$100M
Grew assets to $100M within 9 months of launch[5]

(1) NexBank SSB as of 12/31/2020. Rankings by S&P Global Market Intelligence of U.S. banks with $3B-$10B in assets. (2) NexPoint Real Estate Finance ("NREF") is a publicly traded mortgage REIT that is externally managed by NexPoint Real Estate Advisors VII, L.P., a subsidiary of NexPoint Advisors, L.P., an affiliate of the Adviser via common ownership. (3) As of 12/31/2020 since NREF has been public. (4) As of 12/31/2020. NexPoint Securities, Inc., member FINRA/SIPC, is the distributor for products managed by the Adviser and other affiliated entities. (5) As of 12/31/2020. Insurance platform includes NexAnnuity Holdings, Inc. and The Ohio State Life Insurance Company.

27

RELEVANT EXPERTISE WITHIN CURRENT PORTFOLIO

The current portfolio already has a large allocation to the core sectors in the Holding Company's strategy

The majority of HFRO's top 10 exposures are in three of the four core sectors/strategy areas:

- ✓ **REAL ESTATE**
- ✓ **HEALTHCARE**
- ✓ **OPPORTUNISTIC**

PORTFOLIO ALLOCATION[1]



Real Estate
Timber
CLOs
Loans
Equity
Other
34%
23%
21%
12%
8%
2%

TOP 10 EXPOSURES[1]

1. Creek Pine Holdings, LLC ("Creek Pine")
2. SAFStor[2]
3. NexPoint Real Estate Finance[3]
4. EDS Legacy Partners
5. Metro Goldwyn Mayer, Inc. ("MGM")
6. CCS Medical
7. IQHQ
8. SFR WLIF III, LLC
9. *Grayson CLO*
10. NexPoint Storage Partners

(1) As of 3/31/2020. Top Exposures: Creek Pine Holdings is structured as a 10.25% preferred security (paid-in-kind). MGM is an equity position received through prior debt holdings. Pay-in-kind securities are financial instruments that pay investors in the form of additional securities rather than cash coupons. The securities used to pay the interest or dividends are usually identical to the underlying securities. Pay-in-kind securities tend to pay a higher rate of interest but are considered higher risk. Top Exposures are non-income producing, illiquid, and may be deemed an affiliate of Highland Capital Management Fund Advisors, L.P. (the "Adviser"). Current and future portfolio holdings are subject to change and risk. Top Exposures are as a percentage of long-only market value. (2) Held in NFRO REIT SUB, LLC (3) On February 11, 2020, as part of the formation transaction for NexPoint Real Estate Finance (NYSE: NREF), certain assets held in HFRO, valued at $46 million, were contributed in exchange for operating partnership units of NREF. The NREF Op Units are convertible one-to-one for NREF Common shares and therefore are priced daily in HFRO using the NREF common share price.

28

V. APPENDIX

Supplemental Information on HFRO's Current Portfolio, the Holding Company Corporate Profile, and the Conversion Process

FINANCIAL PROFESSIONAL USE ONLY 29

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. **Creek Pine**
2. SAFStor
3. NexPoint Real Estate Finance
4. EDS Legacy Partners
5. MGM
6. CCS Medical
7. IQHQ
8. SFR WLIF III, LLC
9. Grayson CLO
10. NexPoint Storage Partners

CREEK PINE

OVERVIEW

- 1M+ acres of timberlands located within 100 miles of 3 top U.S. homebuilding markets (Austin, Dallas, Houston)
- Purchased through a joint venture with CatchMark Timber Trust (NYSE:CTT), a publicly traded REIT, and a group of sophisticated institutional investors[1]

BACKGROUND

- Property was assembled by Temple-Inland (now Georgia-Pacific) and sold to Campbell Global and CalPERS in 2007; Georgia-Pacific established long-term wood supply agreements as part of the sale
- In 2018, the JV was able to acquire the asset at a discount to intrinsic value due to the 2007 wood supply agreement encumbering the property; investment thesis included plans to renegotiate the wood supply agreement, bringing it to current market terms for both pricing and volume
- Investment includes representation on board of directors

INVESTMENT HIGHLIGHTS

2018	Initial investment
23.3%	% of HFRO Portfolio[2]
1.1M	Total acreage
10.25%	Initial preferred return
+200bps	Increase to preferred return negotiated in June 2020
$200M	Total invested across platform[3]
$278.5M	Fair market value of total investment[3]

RECENT DEVELOPMENTS

In June of 2020, the JV successfully renegotiated the wood supply agreement with Georgia-Pacific unlocking previously unrealized value.

This enabled preferred partners to negotiate a 50bps increase per quarter (with a max. 200bps increase) to the preferred return, among other rights and remedies, creating additional value for the preferred holders.

SECTORS/VERTICALS

- REAL ESTATE
- NEGOTIATED INVESTMENT
- CO-INVESTMENT

(1) TexMark Timber Treasury, L.P. is the joint venture that was established for the purposes of the Creek Pine acquisition. (2) As of 3/31/2021. Calculated as a percentage of total net assets. (3) As of 12/31/2020.

30

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. Creek Pine
2. **SAFStor**
3. NexPoint Real Estate Finance
4. EDS Legacy Partners
5. MGM
6. CCS Medical
7. IQHQ
8. SFR WLIF III, LLC
9. Grayson CLO
10. NexPoint Storage Partners

(1) As of 3/31/2021. Calculated as a percentage of total net assets. (2) As of 12/31/2020.

SAFSTOR

SĀFStōr

SECTORS/VERTICALS

REAL ESTATE

OVERVIEW

- Vertically-integrated self-storage company that owns, develops, and redevelops single- and multi-story self-storage properties in the eastern U.S.
- Company focuses on currently undersupplied markets with greater barriers to entry; looks for markets with low delinquency rates, high traffic count, high population growth, and above average household income
- Property management is performed by reputable operators such as Extra Space Storage and CubeSmart; prior capital partners include top PE firms and sovereign wealth and pension funds

BACKGROUND

- HFRO has invested in 19 individual SAFStor storage properties (as of 12/31/2020); stabilized cap rates for similar properties average approximately 5.5%, reflecting the potential for SAFStor properties to see significant increases in value once stabilized
- We also expect appreciation of the storage portfolio once development is complete

SECTOR OUTLOOK

- 2020 reinforced the view of the self-storage sector as a safe haven, as self-storage was among the top performing real estate asset classes amid the volatility that arose from the COVID-19 pandemic
- We believe self-storage will continue to be viewed as recession resistant due to strong relative performance in previous periods of economic weakness and volatility

INVESTMENT HIGHLIGHTS

2019	Initial investment
11.5%	% of HFRO Portfolio[1]
$163M	Total invested across platform[2]
8.6%	Weighted average yield on cost for all SAFStor properties[2]
5.5%	Stabilized cap rates for similar properties[2]
5,100+	Rentable units[2]

31

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. Creek Pine
2. SAFStor
3. **NexPoint Real Estate Finance**
4. **EDS Legacy Partners**
5. MGM
6. CCS Medical
7. IQHQ
8. SFR WLIF III, LLC
9. Grayson CLO
10. NexPoint Storage Partners

(1) As of 3/31/2021. Calculated as a percentage of total net assets. (2) As of 12/31/2020.

NEXPOINT REAL ESTATE FINANCE

NEXPOINT REAL ESTATE FINANCE

SECTORS/VERTICALS

- REAL ESTATE
- NEGOTIATED INVESTMENT

OVERVIEW

- Publicly traded mortgage REIT (NSYE:NREF) specializing in multifamily, single-family rental, and self-storage sectors; focuses on properties that are stabilized or have "light-transitional" business plans in top 50 MSAs
- In Feb. 2020 formation transaction, certain HFRO assets were exchanged for NREF operating partnership units (convertible one-to-one for Common shares)

INVESTMENT HIGHLIGHTS

2020	Initial investment
7.9%	% of HFRO Portfolio[1]
$208M	Total invested across platform[2]
96.1%	Percentage of portfolio stabilized[2]
68.3%	Weighted average LTV[2]

EDS LEGACY PARTNERS

OVERVIEW

Ideal corporate headquarters location with potential for renovation, expansion, and/or redevelopment; additional HFRO holding includes adjacent land that can be developed as part of investment strategy

INVESTMENT HIGHLIGHTS

2018	Initial investment
4.8%	% of HFRO Portfolio[1]
1.5M+	Net rentable square feet
91	Total site acreage

SECTORS/VERTICALS

- REAL ESTATE



32

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. Creek Pine
2. SAFStor
3. NexPoint Real Estate Finance
4. EDS Legacy Partners
5. **MGM**
6. CCS Medical
7. IQHQ
8. SFR WLIF III, LLC
9. Grayson CLO
10. NexPoint Storage Partners

MGM

OVERVIEW

- A leading entertainment company focused on the production and global distribution of film and television content across all platforms
- Owns one of the world's deepest libraries of premium film and television content
- Company has investments in several other television channels, digital platforms, and interactive ventures

BACKGROUND

- Initial investment in debt; received reorg equity when company emerged from bankruptcy in 2010
- Investment includes representation on board of directors

RECENT DEVELOPMENTS

- On May 26, 2021, Metro Goldwyn Mayer ("MGM") announced that it had entered into a definitive merger agreement with Amazon under which Amazon will acquire MGM for a purchase price of $8.45 billion
- Completion of this transaction is subject to regulatory approvals and other customary closing conditions. Accordingly, there can be no assurance that the transaction will be consummated on the proposed terms or at all.

SECTORS/VERTICALS

OPPORTUNISTIC

INVESTMENT HIGHLIGHTS

2010	Initial investment
4.8%	% of HFRO Portfolio[1]
17,000	Episodes of programming in company's television content library
4,000	Titles in company's film content library
$23.75	Value per share at time of initial investment
~$152	Estimated value per share with $8.45B acquisition[2]

(1) As of 3/31/2021. Calculated as a percentage of total net assets. (2) As of 5/26/2021 acquisition announcement.

33

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. Creek Pine
2. SAFStor
3. NexPoint Real Estate Finance
4. EDS Legacy Partners
5. MGM
6. **CCS Medical**
7. **IQHQ**
8. SFR WLIF III, LLC
9. Grayson CLO
10. NexPoint Storage Partners

CCS MEDICAL

OVERVIEW

- Leading national distributor of home medical equipment and supplies for patients with chronic conditions, with a focus on diabetes management; well positioned to compete in the rapidly growing distribution market for continuous glucose monitoring (CGM) diabetes supplies and to capitalize on broader trend of healthcare moving to the home
- Expansive, diversified payor network covering majority of U.S. lives
- Investment includes representation on board of directors

SECTORS / VERTICALS

HEALTHCARE

CCS MEDICAL

INVESTMENT HIGHLIGHTS

2010	Initial investment
3.9%	% of HFRO Portfolio[1]
70,000+	Patient install base (recurring revenue, cross-selling opportunities)
60%	Total U.S. population covered by payor network

IQHQ

SECTORS / VERTICALS

REAL ESTATE

IQHQ

OVERVIEW

- Private REIT focused on the development and management of the growing life science real estate sector
- Targets top life science clusters (markets include Boston, San Francisco, San Diego, Cambridge / London) exhibiting strong rent growth, deep talent pool, and significant demand with limited available supply
- Investment includes representation on board of directors

INVESTMENT HIGHLIGHTS[1]

2019	Initial investment
3.6%	% of HFRO Portfolio[1]
$100M	Total invested across platform[2]
$2.4B	Total capital raised[2]
$16.78	NAV per share (initial investment at $15/share)[2]

(1) As of 3/31/2021. Calculated as a percentage of total net assets. (2) As of 12/31/2020.

34

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. Creek Pine
2. SAFStor
3. NexPoint Real Estate Finance
4. EDS Legacy Partners
5. MGM
6. CCS Medical
7. IQHQ
8. **SFR WLIF III, LLC**
9. Grayson CLO
10. NexPoint Storage Partners

SFR WLIF III

OVERVIEW

Loan originated by Freddie Mac and purchased by HFRO and affiliates; borrower is experienced owner/operator of single-family rental (SFR) homes

INVESTMENT BACKGROUND

Seller financing on the investment equal to approximately 85% of the loan's unpaid principal balance; financing provided by Freddie Mac at favorable rates

SECTOR OUTLOOK

- As homeownership has become less attainable for low- to middle-income wage earners, rental homes have become more desirable—especially for families who prefer the amenities of a single-family home to those of a multifamily property
- The SFR space is a relatively new asset class, which only began to get institutional interest in the wake of the global financial crisis
- SFR investors have traditionally been "mom and pop" landlords; out of the 16 million SFR households, only 2% of homes are owned by institutional investors, creating consolidation opportunities for experienced operators who can achieve scale
- We believe SFR not only has significant growth potential, but we also view it as a sector that can exhibit resiliency, evidenced by its performance during the volatility in markets during 2020

SECTORS/VERTICALS

REAL ESTATE

INVESTMENT HIGHLIGHTS

2019	Initial investment
2.2%	% of HFRO Portfolio[1]
4,111	Total number of cash-flowing, stabilized SFR homes backing loan



(1) As of 3/31/2021. Calculated as a percentage of total net assets.

35

CURRENT PORTFOLIO

TOP 10 EXPOSURES

1. Creek Pine
2. SAFStor
3. NexPoint Real Estate Finance
4. EDS Legacy Partners
5. MGM
6. CCS Medical
7. IQHQ
8. SFR WLIF III, LLC
9. Grayson CLO
10. **NexPoint Storage Partners**

NEXPOINT STORAGE PARTNERS

NEXPOINT STORAGE PARTNERS

OVERVIEW

- $1B self-storage investment business that provides debt and equity capital to private developers, owners, and operators of self-storage facilities
- Consists of 69 self storage investments across the U.S., 38 of which are wholly owned
- Specializes in Generation V or "GenV" facilities in major metropolitan areas across the U.S. (GenV facilities are vertical buildings, and include heating/air condition, WiFi, LED lighting and advanced security systems)
- Launched in 4Q20 on affiliated real estate platform and stems from Fund's 2016 investment in publicly traded self-storage REIT Jernigan Capital (JCAP)

INVESTMENT HIGHLIGHTS

2016	Initial investment
1.8%	% of HFRO Portfolio[1]
$173M	Total invested across platform[2]
69	Total investments[2]
$1.1B	Total value[2]
50,600+	Rentable units[2]
4.6M	Total rentable square feet[2]

SECTORS/VERTICALS

REAL ESTATE

INVESTMENT BACKGROUND

- 2016 deal with JCAP allowed for purchase of up to $125M of Series A Preferred Stock, which provided 7% per annum cumulative cash distributions and 7% dividend in common or preferred stock; deal involved investments from affiliates and provided board position for Fund portfolio manager James Dondero
- JCAP initially focused on development financing but gradually expanded the business model to include outright ownership of facilities through a complementary acquisition strategy
- Initial 2016 investment in JCAP paved way for acquisition of JCAP by HFRO affiliate in a $900M take-private transaction
- Subsequently launched NexPoint Storage Partners as a dedicated platform for the self-storage sector; Majority of JCAP team, including CEO John Good, joined NexPoint Storage as part of transaction
- A key partner in the transaction was Extra Space Storage (NYSE:EXR), a leading self-storage REIT, which invested $300M as part of the deal; all NexPoint Storage Partners' wholly-owned facilities are managed by Extra Space
- JPMorgan Chase provided over $500M of financing for the initial acquisition of JCAP and future growth of the NexPoint Storage platform

(1) As of 3/31/2021. Calculated as a percentage of total net assets. (2) As of 12/31/2020.

36

HOLDING COMPANY MANAGEMENT TEAM

Management team has 25 years average market experience, with significant expertise investing, operating, and profitably exiting control- and minority-investments in private companies



JIM DONDERO
President & CEO

- HFRO co-portfolio manager
- Oversees platform; serves as portfolio manager for various funds and accounts
- Formed numerous integrated businesses over 30+ years to own and manage assets across credit, real estate, private equity, and other areas
- Serves as officer and director for several publicly traded REITs on NexPoint investment platform
- Holds board positions at companies in financial services, healthcare, real estate, including: chairman of NexBank Capital, Inc.; director at NexBank, Texmark Timber Treasury, MGM Holdings, Inc.



JOSEPH SOWIN
Co-Chief Investment Officer

- HFRO co-portfolio manager
- Oversees publicly equities across platform
- Manages daily operations including trading, risk management, and external relationships with prime brokers and key service providers
- Serves on the executive and compensation committees and various investment committees across asset classes
- Nonprofit board member for Capital For Kids



JP SEVILLA
Co-Chief Investment Officer

- Oversees private equity holdings across platform
- Serves as Chairman of the Board of Directors of CCS Medical and Lake Las Vegas and is a Director of Terrestar Corporation. Mr. Sevilla was Chairman of Cornerstone Healthcare Group until March 2021 and previously served as a Director of Structural & Steel Products, Inc.
- Previously practiced law in New York at Cravath, Swaine & Moore LLP and Shearman & Sterling LLP, focusing on mergers & acquisitions and leveraged finance transactions for sponsor and strategic clients



FRANK WATERHOUSE
Chief Financial Officer

- Oversees back-office teams across platform including finance, accounting, tax, and operations
- Experience managing back-office operations across the investment management industry, covering a range of asset classes (credit, equities, alternatives)
- Has worked across a range of public and private fund/vehicle structures, with extensive public company experience

37

C ONV E R S I O N T I M E L I N E JUNE 2021 ï,§ Preliminary Proxy Filing June 14, 2021 ï,§ Record Date June 14, 2021 AUGUST 2021 ï,§ Special Shareholder Meeting August 20, 2021 JULY 2021 ï,§ Definitive Proxy Filing July 9, 2021 2022 ï,§ Conversion Completed 2H22 (Anticipated)

UPDATE ON CREDIT SUISSE LITIGATION

The conversion will not affect the ongoing case against Credit Suisse, AG, Cayman Islands Branch, and Credit Suisse Securities (USA), LLC ("Credit Suisse"). The treatment of any potential recoveries awarded to HFRO from the litigation would not change as a result of the holding company structure.

CURRENT STATUS

- On June 28, 2021, the 134th Judicial District Court (the "Court") issued a judgment on remand against Credit Suisse.
- The Court awarded $121 million to Claymore Holdings LLC ("Claymore"), the entity formed to pursue the collective claims on behalf of HFRO and the NexPoint Strategic Opportunities Fund ("NHF") (together the "Funds").

INFORMATION ON POTENTIAL AWARD, IMPACT TO THE FUNDS

- The judgment stems from the Texas Supreme Court's April 2020 ruling, which upheld the prior findings that Credit Suisse committed fraud but remanded the case to the trial court to enter a new damages award.
- The total aggregate award, which stands at $121 million today, consists of damages and prejudgment interest. The award will continue to accrue interest until the appeals process is exhausted.
- Any final judgment amount would be reduced by attorney fees and other litigation-related expenses. The net proceeds would then be allocated to the Funds based on respective damages (approximately 82% to HFRO and 18% to NHF).
- As legal proceedings are ongoing and all recoveries remain contingent, no award amount has been recorded in the Funds' net asset values at this time.

BACKGROUND

- The case was filed by Claymore in 2013. Following a bench trial and jury trial, the Court issued its original judgment in favor of Claymore in 2015, which was confirmed by an appellate court in 2018. An appeal of that ruling sent the case to the Texas Supreme Court, which heard the case on January 8, 2020.
- On April 24, 2020, the Texas Supreme Court issued an order that affirmed in part and reversed in part the 2018 ruling from the court of appeals. In the order, the court upheld the fraud verdict from the jury trial; however, it did not uphold the contract damages and equitable relief awarded to Claymore by the trial court following the bench trial.
- In its opinion, the Texas Supreme Court noted procedural issues related to the calculation of damages among the reasons for the partial reversal of the appellate ruling. It remanded the case to the trial court to determine the proper calculation and enter a new damages award.

NEXT STEPS

- Credit Suisse has 30 days from the June 28 order to file for appeal of the judgment, which they are expected to do. The matter will then go to the Dallas Court of Appeals, where Claymore was successful against Credit Suisse in the prior round of appeals.
- The Adviser is encouraged by the June 28 order and pleased to see the lengthy process advance toward a conclusion that recognizes the harm caused to the Funds and their investors.

39

V I . R I S K S , D I S C L O S U R E S , A N D N O T E S F I N AN C I AL P R O F E S S I O N A L U S E O N L Y

R I S K S , D I S C L O S U R E S , A N D N O T E S NOTES Definitions of Industry Comparables: Closed-End Fund Comparables: Eaton Vance Floating-Rate Income Plus Fund (EFF), Eaton Vance Senior Income Trust (EVF), Nuveen Floating Rate Income Fund (JFR), Nuveen Credit Income Strategies Fund (JQC), and Invesco Dynamic Credit Opportunities Fund (VTA). Insurance Conglomerates: Berkshire Hathaway Inc. (BRK-A), Loews Corporation (L), Markel Corporation (MKL), and Alleghany Corporation (Y). Diversified Holding Companies: Cannae Holdings Inc. (CNNE), Icahn Enterprises L.P. (IEP), and Steel Partners Holdings L.P. (SPLP). Asset Managers: Brookfield Asset Management Inc. (BAM), BrightSphere Investment Group Inc. (BSIG), KKR & Co. Inc. (KKR), and B. Riley Financial, Inc. (RILY). “Public Competitors” include Closed-End Fund Comparables, Insurance Conglomerates, Diversified Holding Companies, and Asset Managers (as defined above). “Peer CEFs” refer to the Closed-End Fund Comparables as defined above. The “Peer CEFs” group has been selected by the Adviser on the basis that these funds have investment objectives and policies similar to those of HFRO. RIS KS & DIS CL OS URES Past performance is no guarantee of future results. The rate of return will vary and the principal value of an investment will fluctuate and shares, if sold, may be worth more or less than their original cost. current performance may be lower or higher than the performance data quoted. Returns are historical and include change in share price and reinvestment of all distributions. Total investment return does not reflect broker sales charges or commissions. All performance information is for common shares of the Trust. See the proxy statement and fi nancial statements for more information before investing. You should carefully consider HFRO’s business strategy, risks, fees and expenses. A copy of the proxy statement, which contains this and other information was filed with the SEC on or about July 9, 2021. This presentation document contains forward-looking statements. These statements reflect the current views of management with respect to future events and financial performance. Forward-looking statements can be identified by words such as “anticipate”, “expect”, “could,” “may”, “potential”, “will”, “ability,” “targets,” “believe,” “likely,” “assumes,” “ensuring,” “available,” “optionality,” “viability,” “maintain,” “consistent,” “pace,” “should,” “emerging,” “driving,” “looking to,” and similar statements of a future or forward-looking nature. Forward-looking statements address matters that involve risks and uncertainties. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance in difference economic and market cycles. There can be no assurance that similar performance will be experienced. This presentation contains information about prior investments made by the Adviser of HFRO. This information was prepared by the Adviser based on its experience in the industry and on assumptions of fact and opinion as to future events which the Adviser believed to be reasonable when made. There can be no assurance that the Adviser and/or HFRO will be as successful as these earlier investments. Prior investment returns are not indicative of future results. It should not be assumed that investment recommendations made in the future will be profitable or will equal the performance of the securities included herein. HFRO, once transitioned to a holding company, will not be an investment fund and will employ a business strategy that is focused on acquiring controlling interests in, and managing, attractive businesses and will seek to profit primarily from their improved operating results, as opposed to making securities-focused investments with an intent to profit from an exit strategy. Therefore, the risk/return characteristics of HFRO are expected to be materially different from those of “private equity” and very limited reliance, if any, should be placed on statistics related to private equity funds or the private equity industry. These statistics are presented for informational purposes only as a reasonably understandable grounding point for the universe of private company equity. Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange and frequently trade at prices lower than their net asset value. Net Asset Value (“NAV”) is total assets less total liabilities, which includes preferred shares, divided by the number of common shares outstanding. When NAV is lower than market price, dividends are assumed to be reinvested at the greater of NAV or 95% of the market price. When NAV is higher, dividends are assumed to be reinvested at market price. For additional information, please contact your investment adviser or visit our website https://www.highlandfunds.com/income-fund. 41

R I S K S , D I S C L O S U R E S , A N D N O T E S RIS KS & DIS CL OS URES (CONTINUED) Registered investment companies like HFRO are subject to certain risks. Senior Loans Risk. The risk that the issuer of a senior may fail to pay interest or principal when due, and changes in market interest rates may reduce the value of the senior loan or reduce HFRO’s returns. The risks associated with senior loans are similar to the risks of high yield debt securities. Senior loans and other debt securities are also subject to the risk of price declines and to increases in interest rates, particularly long-term rates. Senior loans are also subject to the risk that, as interest rates rise, the cost of borrowing increases, which may increase the risk of default. In addition, the interest rates of floating rate loans typically only adjust to changes in short-term interest rates; long-term interest rates can vary dramatically from short-term interest rates. Therefore, senior loans may not mitigate price declines in a long-term interest rate environment. HFRO’s investments in senior loans are typically below investment grade and are considered speculative because of the credit risk of their issuers. Industry Concentration Risk. HFRO must invest at least 25% of the value of its total assets at the time of purchase in securities of issuers conducting their principal business activities in the real estate industry. HFRO may be subject to greater market fluctuations than a fund that does not concentrate its investments in a particular industry. Financial, economic, business, and other developments affecting issuers in the real estate industry will have a greater effect on HFRO, and if securities of the real estate industry fall out of favor, HFRO could underperform, or its NAV may be more volatile than, funds that have greater industry diversification. Interest Rate Risk. The risk that debt securities, and HFRO’s net assets, may decline in value because of changes in interest rates. Generally, debt securities will decrease in value when interest rates rise and increase in value when interest rates decline. Credit Risk. The risk that HFRO could lose money if the issuer or guarantor of a fixed income security, or the counterparty of a derivatives contract or repurchase agreement, is unable or unwilling (or is perceived to be unable or unwilling) to make a timely payment of principal and/or interest, or to otherwise honor its obligations. Leverage Risk. Leverage may increase the risk of loss, cause fluctuations in the market value of HFRO’s portfolio to have disproportionately large effects or cause our NAV to decline faster than it would otherwise. Real Estate Market Risk. HFRO is exposed to economic, market and regulatory changes that impact the real estate market generally and through its investment in NFRO REIT Sub, LLC (the “REIT Subsidiary”), which may cause HFRO’s operating results to suffer. A number of factors may prevent the REIT Subsidiary’s properties and other real estate-related investments from generating sufficient net cash flow or may adversely affect their value, or both, resulting in less cash available for distribution, or a loss, to us. These factors include: national, regional and local economic conditions; changing demographics; the ability of property managers to provide capable management and adequate maintenance; the quality of a property’s construction and design; increases in costs of maintenance, insurance, and operations (including energy costs and real estate taxes); potential environmental and other legal liabilities; the level of financing used by the REIT Subsidiary and the availability and cost of refinancing; potential instability, default or bankruptcy of tenants in the properties owned by the REIT Subsidiary; the relative illiquidity of real estate investments in general, which may make it difficult to sell a property at an attractive price or within a reasonable time frame. The full extent of the impact and effects of the recent outbreak of COVID-19 on the future financial performance of HFRO, and specifically, on its investments and tenants to properties held by its REIT Subsidiary, are uncertain at this time. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. Pandemics and Associated Economic Disruption. An outbreak of respiratory disease caused by a novel coronavirus was first detected in China in December 2019 and subsequently spread internationally. This coronavirus has resulted in the closing of borders, enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to supply chains and customer activity, as well as general anxiety and economic uncertainty. It is not known how long any negative impacts, or any future impacts of other significant events such as a substantial economic downturn, will last. Health crises caused by outbreaks of disease, such as the coronavirus, may exacerbate other preexisting political, social and economic risks. This outbreak, and other epidemics and pandemics that may arise in the future, could negatively affect the global economy, as well as the economies of individual countries, individual companies and the market in general in significant and unforeseen ways. For example, a widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which could adversely affect HFRO’s performance, the performance of the securities in which HFRO invests, lines of credit available to HFRO and may lead to losses on your investment in HFRO. In addition, the increasing interconnectedness of markets around the world may result in many markets being affected by events or conditions in a single country or region or events affecting a single or small number of issuers. In addition, we will be exposed to certain risks related to the implementation of the Conversion Proposal and the deregistration process. HFRO will remain subject to certain contractual limitations on leverage, asset coverage requirements and other restrictions similar to those imposed by the 1940 Act until the terms of HFRO’s outstanding preferred shares are amended or the preferred shares are redeemed, which may not occur until September 30, 2024.

R I S K S , D I S C L O S U R E S , A N D N O T E S RIS KS & DIS CL OS URES (CONTINUED) Portfolio Transition Risk. During the conversion period, we will be required to transition a material portion of our assets to ensure a non-investment company portfolio. Delays in the Deregistration Process. Any delay in receiving the Deregistration Order may delay our ability to operate like a typical diversified holding company not subject to the 1940 Act. In addition to the foregoing, we will be exposed to additional risks as a diversified holding company if the Conversion Proposal is implemented. Concentration and Illiquidity Risk. Our investments in our subsidiaries and future acquisition opportunities may be concentrated in a limited number of companies and may have limited liquidity. Management and Key Personnel Risk. Our future success is dependent on our management team and the management teams of our subsidiaries, the loss of any of whom could materially adversely affect our financial condition, business and results of operations. No Prior Experience Risk. Our Adviser and management team have limited experience in acquiring or developing businesses and no prior experience operating a diversified holding company. In addition, while it is not expected that the Company will be limited in the types of companies or industries it can invest in, it has limited experience in managing businesses and as a result, there can be no assurance that it will be able to implement our new business strategy or if implemented, that it will be successful. Acquisition Risk. Our business strategy includes acquisitions, and acquisitions entail numerous risks, including the risk of management diversion and increased costs and expenses, all of which could negatively affect HFRO’s profitability. Future Opportunities Risk. We may not be able to successfully fund future acquisitions of new businesses due to the lack of availability of debt or equity financing at the HFRO level on acceptable terms, which could impede the implementation of our acquisition strategy and materially adversely impact our financial condition, business and results of operations. Sector Risks. To the extent that we and our subsidiaries operate in the financial services, real estate and healthcare industries, we and our subsidiaries will be exposed to certain risks unique to each of those sectors and risks associate with any other sectors in which we or our subsidiaries may operate. Capital Loss Carryforwards Risk. There can be no assurances that we will be able to use our accumulated capital loss carryforwards. Investment Securities Risks. We may continue to hold a portion of our assets in investment securities, which would expose HFRO to all of the risk traditionally associated with such investments, including total loss of investment. Conflicts of Interest. Substantial conflicts of interest may arise from our current and historical relationships with the Adviser and its affiliates.